EXHIBIT 99.1

Amyris Announces Reverse Stock Split - Delivering on Strong Product Revenue Growth and Execution

EMERYVILLE, Calif., June 06, 2017 (GLOBE NEWSWIRE) -- Amyris, Inc. (Nasdaq:AMRS), the industrial bioscience company, today announced that it will effect a reverse stock split previously approved by the company’s stockholders at its annual meeting on May 23, 2017. As a result of the reverse stock split, every 15 pre-split shares of common stock held by stockholders will automatically be converted into one share of common stock. The reverse stock split became effective as of the close of business on June 5, 2017 and the company’s common stock will begin trading on a split-adjusted basis as of the commencement of trading today. The number of shares of the company’s authorized common stock was also reduced from 500,000,000 to 250,000,000 shares.

Immediately following the reverse stock split, Amyris’s common stock will continue to trade on the NASDAQ Global Select Market under the symbol "AMRS". The new CUSIP number for the common stock following the reverse stock split will be 03236M200. The reverse stock split is intended to increase the market price per share of the company's common stock to allow the company to maintain the listing of its common stock on The NASDAQ Global Select Market.

“With $86 million of debt retired and our financing needs largely behind us, we are now very focused on continuing to execute on our strategy,” said John Melo, Amyris President & CEO. “We are delivering significant disruption for our partners in cosmetic skin care, vitamins and flavors and fragrances and we are on track to more than double our product revenue this year to over $60 million and continuing delivery on our stable $50-60 million of annual collaboration revenue. Upon the expected close of the second tranche of financing, we believe we are done with major fund raising and are excited about our focus on making the planet healthier and helping our partners become more sustainable.”

Upon the effectiveness of the reverse stock split, each 15 shares of the company's issued and outstanding common stock will be automatically combined and converted into one issued and outstanding share of common stock, par value $0.0001 per share. The company will not issue any fractional shares in connection with the reverse stock split. Instead, fractional share interests will be rounded up to the nearest whole share. Proportional adjustments will be made to the conversion and exercise prices of the company’s outstanding warrants, convertible notes and stock options, and the number of shares issued and issuable under the company’s equity compensation plans. The reverse stock split will not modify the rights or preferences of the common stock.

Shareholders with shares held in book-entry form or through a bank, broker, or other nominee are not required to take any action and will see the impact of the reverse stock split automatically reflected in their accounts following the customary procedures followed by the bank, broker, or other nominee in regard to the reverse stock split. Shareholders with shares held in certificate form will receive instructions from the exchange agent for the reverse stock split, Wells Fargo Shareowner Services, for exchanging their stock certificates for a new certificate representing the shares of common stock resulting from the reverse split. Wells Fargo Shareowner Services can be reached at 1-800-401-1957.

Additional information about the reverse stock split can be found in the company's definitive proxy statement filed with the U.S. Securities and Exchange Commission on April 27, 2017, a copy of which is available at www.sec.gov or by visiting the investor relations section of the company's website at www.amyris.com.

About Amyris
Amyris is the integrated renewable products company that is enabling the world’s leading brands to achieve sustainable growth. Amyris applies its innovative bioscience solutions to convert plant sugars into hydrocarbon molecules and produce specialty ingredients and consumer products. The company is delivering its No Compromise® products across a number of markets, including specialty and performance chemicals, flavors and fragrances, cosmetics ingredients, pharmaceuticals, and nutraceuticals. More information about the company is available at www.amyris.com.

Forward-Looking Statements
This release contains forward-looking statements, and any statements other than statements of historical facts could be deemed to be forward-looking statements. These forward-looking statements include, among other things, statements regarding future events (such as the anticipated effects of the reverse stock split, including on the market price per share of the company's common stock, the expected maintaining of the listing of the company’s common stock on The NASDAQ Global Select Market, anticipated future financing activity, and expected product and collaboration revenue) that involve risks and uncertainties. These statements are based on management's current expectations and actual results and future events may differ materially due to risks and uncertainties, including risks related to manufacturing capacity at Amyris’s Brotas facility, delays or failures in development, production and commercialization of products, liquidity and ability to fund capital expenditures, Amyris’s reliance on third parties to achieve its goals, and other risks detailed in the “Risk Factors” section of Amyris’s quarterly report on Form 10-Q filed on May 15, 2017. Amyris disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

Amyris, the Amyris logo and No Compromise are registered trademarks of Amyris, Inc.

Contact:

Peter DeNardo
Director, Investor Relations and Corporate Communications
Amyris, Inc.
+1 (510) 740-7481
investor@amyris.com
pr@amyris.com